                                             As filed pursuant to Rule 424(b)(3)
                                                Under the Securities Act of 1933
                                                       Registration No. 33-87864


                      AIG SUNAMERICA LIFE ASSURANCE COMPANY

--------------------------------------------------------------------------------
                            VARIABLE SEPARATE ACCOUNT
                                SUPPLEMENT TO THE
        AMERICAN PATHWAY II VARIABLE ANNUITY PROSPECTUS DATED MAY 3, 2004
              POLARIS VARIABLE ANNUITY PROSPECTUS DATED MAY 3, 2004
            POLARIS II VARIABLE ANNUITY PROSPECTUS DATED MAY 3, 2004
          POLARISAMERICA VARIABLE ANNUITY PROSPECTUS DATED MAY 3, 2004
          POLARIS ADVISOR VARIABLE ANNUITY PROSPECTUS DATED MAY 3, 2004

--------------------------------------------------------------------------------

                          VARIABLE ANNUITY ACCOUNT ONE
                                SUPPLEMENT TO THE
          ANCHOR ICAP II VARIABLE ANNUITY PROSPECTUS DATED MAY 3, 2004

--------------------------------------------------------------------------------

THIS SUPPLEMENT REPLACES THE SUPPLEMENT DATED DECEMBER 16, 2004.

The following replaces paragraph under the heading titled LEGAL PROCEEDINGS located in the OTHER INFORMATION section of the prospectus:

AIG SunAmerica Life engages in various kinds of routine litigation. In management's opinion, these matters are not material in relation to the financial position of the Company with the exception of the matters disclosed below.

A purported class action captioned NIKITA Mehta, as Trustee of the N.D. Mehta Living Trust vs. AIG SunAmerica Life Assurance Company, Case 04L0199, filed on April 5, 2004 in the Circuit Court, Twentieth Judicial District in St. Clair County, Illinois. The lawsuit alleges certain improprieties in conjunction with alleged market timing activities. The probability of any particular outcome cannot be reasonably estimated at this time.

Date:  January 12, 2005

                Please keep this Supplement with your Prospectus

                                                   As filed pursuant to Rule 497
                                                Under the Securities Act of 1933
                                                      Registration No. 333-58234
                                                                       811-03859


                      AIG SUNAMERICA LIFE ASSURANCE COMPANY

--------------------------------------------------------------------------------
                            VARIABLE SEPARATE ACCOUNT
                                SUPPLEMENT TO THE
       POLARIS PLATINUM II VARIABLE ANNUITY PROSPECTUS DATED MAY 3, 2004
        POLARIS PROTECTOR VARIABLE ANNUITY PROSPECTUS DATED MAY 3, 2004
        POLARIS CHOICE II VARIABLE ANNUITY PROSPECTUS DATED MAY 3, 2004

--------------------------------------------------------------------------------

                          VARIABLE ANNUITY ACCOUNT FOUR
                                SUPPLEMENT TO THE
          ANCHOR ADVISOR VARIABLE ANNUITY PROSPECTUS DATED MAY 3, 2004
--------------------------------------------------------------------------------

                          VARIABLE ANNUITY ACCOUNT FIVE
                                SUPPLEMENT TO THE
            SEASONS VARIABLE ANNUITY PROSPECTUS DATED AUGUST 2, 2004
       SEASONS SELECT II VARIABLE ANNUITY PROSPECTUS DATED AUGUST 2, 2004
         SEASONS SELECT VARIABLE ANNUITY PROSPECTUS DATED AUGUST 2, 2004
      SEASONS TRIPLE ELITE VARIABLE ANNUITY PROSPECTUS DATED AUGUST 2, 2004
       SEASONS ADVISOR II VARIABLE ANNUITY PROSPECTUS DATED AUGUST 2, 2004
--------------------------------------------------------------------------------

                         VARIABLE ANNUITY ACCOUNT SEVEN
                                SUPPLEMENT TO THE
         POLARIS PLUS VARIABLE ANNUITY PROSPECTUS DATED AUGUST 30, 2004
      POLARIS II A-CLASS VARIABLE ANNUITY PROSPECTUS DATED AUGUST 30, 2004
   POLARIS II ASSET MANAGER VARIABLE ANNUITY PROSPECTUS DATED AUGUST 30, 2004

--------------------------------------------------------------------------------

THIS SUPPLEMENT REPLACES THE SUPPLEMENT DATED DECEMBER 16, 2004.

The language in the Supplement dated December 16, 2004 is hereby deleted in its entirety.



Date: January 12, 2005


                Please keep this Supplement with your Prospectus

                                                   As filed pursuant to Rule 497
                                                Under the Securities Act of 1933
                                                    Registration No. 333-58314
                                                                     811-03859









                      AIG SUNAMERICA LIFE ASSURANCE COMPANY

--------------------------------------------------------------------------------
                            VARIABLE SEPARATE ACCOUNT
                                SUPPLEMENT TO THE

     WM DIVERSIFIED STRATEGIES VARIABLE ANNUITY PROSPECTUS DATED MAY 3, 2004 WM DIVERSIFIED STRATEGIES III VARIABLE ANNUITY PROSPECTUS DATED MAY 3, 2004


--------------------------------------------------------------------------------

THIS SUPPLEMENT REPLACES THE SUPPLEMENT DATED DECEMBER 16, 2004.

The language in the Supplement dated December 16, 2004 is hereby deleted in its entirety.


Date: January 12, 2005





                Please keep this Supplement with your Prospectus



                                   Page 1 of 1